                                                                   Exhibit 10.10

                          HOUSEHOLD INTERNATIONAL, INC.

                              CONSULTING AGREEMENT

     This CONSULTING AGREEMENT (herein "Agreement") is made this 14TH day of NOVEMBER, 1994, by and between Household International, Inc. on behalf of itself, its divisions and subsidiaries ("Household"), having its principal office at 2700 Sanders Road, Prospect Heights, Illinois 60070 and KANBAY RESOURCES, INC. ("Consultant") having its principal office at 6666 N. WESTERN AVE., CHICAGO, IL 60645.

     WHEREAS, Household is desirous of obtaining the consulting services of Consultant; and

     WHEREAS, Consultant provides consulting services and is willing to offer such services to Household on the terms and conditions stated herein;

     NOW THEREFORE, in consideration of the promises, terms and conditions herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Household and Consultant agree as follows:

     1. SERVICES. Household agrees to purchase from Consultant and Consultant agrees to perform during the term of this Agreement, the services described on the Exhibit(s) attached hereto and incorporated herein by reference ("Services"). The Services are in connection with modification of software for Household's data processing systems and subsystems for its various business units requiring the professional and technical expertise of Consultant to assist in these information systems projects. Such modifications shall be described in the "SERVICE/TASK" section of the Exhibits. Each Exhibit will delineate the Professional Services to be performed and any additional obligations of the parties, the specific rates, cost estimates and schedules, as applicable. Each
Exhibit is subject to the terms and conditions of this Agreement, and may incorporate such additional terms and conditions as HI and Consultant may agree upon. Each Exhibit will constitute a separate, distinct and independent work project and contractual obligation.

     a. This Agreement contemplates the personal services of the individuals, if any, named in the Exhibit (s) hereto and substitute performance shall be unacceptable without Household's prior written consent.

     2. WARRANTIES AND REPRESENTATIONS REGARDING SERVICES. Consultant hereby represents and warrants the following regarding the Services to be performed under this Agreement:

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          a. Consultant is adequately trained to perform the Services requested under this Agreement;

          b. Consultant will perform Services with reasonable diligence in a professional and workmanlike manner, consistent with generally accepted standards in the management information systems industry and in compliance with any and all applicable laws, rules and regulations.

          c. Consultant shall observe the business policies and procedures and security requirements of Household relating but not limited, to working conditions and business hours. In the event Household policies differ from those of Consultant, Household policies and procedures shall govern. Any exceptions to this requirement must be made by prior written request to Household and approved by an authorized representative of Household.

          d. Prior to the beginning of any person to perform Services under this Agreement, Household shall have the right to review the professional and technical qualifications and skills of each such person. Each such person must be approved by Household in advance of their beginning the performance of Services. Household in its sole and absolute discretion shall have the ability to terminate any person performing Services hereunder upon the giving of notice to Consultants, without penalty, for any reason. In the event Household shall request a replacement person, Consultant shall use its best efforts to provide a replacement within five (5) working days. Consultant will, during the term of this Agreement, maintain at Consultant's expense all necessary insurance for its employees, including but not limited to worker's compensation, disability, unemployment insurance and general liability insurance. Consultant will provide Household with certification of insurance upon request. Consultant will be responsible for and indemnify, defend and hold harmless Household from and against any and all liability for employment taxes, worker's compensation, disability, or unemployment compensation insurance, premiums or claims levied upon or attributable to the services rendered by Consultant and Consultant's employees, including but not limited to all state and federal FICA, worker's compensation, disability, unemployment, and withholding taxes, premiums and claims. Consultant will be responsible for and indemnify and hold harmless Household from any violation by Consultant of the provisions of Title 8 U.S.C. Section 1324a, including but not limited to costs and attorney's fees associated therewith.

          e. Consultant warrants that all materials produced under this Agreement will be of original development by Consultant. Neither this Agreement nor the tangible or intangible products produced as a result of it will infringe upon or violate any patent, copyright, trade secret or other proprietary right to any third party, and Consultant will defend, indemnify and hold Household harmless from and against

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     any loss, cost, liability or expense (including reasonable attorney fees)
     arising out of any breach, or claimed breach of this warranty.

          f. Consultant warrants that it will correct, without charge to Household any Consultant written program that fails to conform to or perform in accordance with the description of services on the Exhibit(s) attached hereto within one (1) year from the date of Household's written acceptance of the program. In the event that Consultant elects to use or incorporate in the products to be produced any components of a system already existing, Consultant will first notify Household, which, after whatever investigation Household may elect to make, may direct Consultant not to so use or incorporate any such components. If Household does not object, Consultant may use or incorporate such component at Consultant's expense after obtaining the written consent of the party owning the same, and furnishing a copy thereof to Household; in all events, such components shall be similarly warranted (except for originality) by Consultant and Consultant will arrange to transfer title to the perpetual license to use such components to Household for purposes of this Agreement and will indemnify and hold Household harmless as provided herein.

     Consultant warrants that it will not provide any software which contains a computer virus or introduce a computer virus to Household's environment. "Computer Virus" shall be defined as any set of computer instructions that are designed to modify, damage, destroy, record or transmit information within a computer, computer system, or computer network without the intent or permission of the owner of the information. They include, but are not limited to, a group of computer instructions commonly called viruses or worms, which are self replicating or self propagating and are designed to contaminate other computer programs or computer data, consume computer resources, modify, destroy, record or transmit data, or in some other fashion usurp the normal operation of the computer, computer system or computer network. If Household can establish that Consultant has introduced a Computer Virus to Household's environment, then Consultant shall indemnify Household against all loss or damages incurred as a result of such Computer Virus.

     3. HOUSEHOLD OBLIGATIONS. Household will provide Consultant with office space, furniture, furnishings and equipment necessary to perform the Services hereunder, in the sole determination of Household. All such items are and continue to remain the property of Household.

     4. DEFINITIONS. The term "Household" shall include Household International, Inc., a Delaware corporation and any and all of its subsidiaries and affiliates who shall be entitled to the benefits of this Agreement. The term "Consultant" shall include Consultant, its employees, agents or representatives.

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     5.   COMPENSATION. Household shall pay Consultant for the Services as specified in the Exhibit(s) attached hereto and incorporated herein by reference. Household shall reimburse Consultant for actual, reasonable out-of-pocket expenses incurred by Consultant in the performance of Services, provided such expenses have the prior written approval of the Household manager assigned to Consultant or the specific project. Receipts are required. Within ten (10) days after the end of each calendar month, Consultant shall submit to Household an invoice covering all Services performed during the prior month and all reimbursable expenses incurred in said month, with appropriate documentation. Said invoices shall specify any persons working, the time worked, billing rate and fees due, and such other pertinent information as Household may request. Household shall pay such invoice within thirty (30) days following receipt of the invoice.

     6. RECORDS. Consultant shall keep complete and detailed records relating to its performance of Services hereunder including records of time spent and tasks performed. Consultant shall make such records available to Household at Household's request at reasonable times and intervals in order to allow Household to verify the correctness of invoices submitted by Consultant.

     7. INDEPENDENT CONTRACTOR RELATIONSHIP. The relationship of Household and Consultant is that of independent contractor only and is not employer-employee. It is expressly understood and agreed that Consultant shall perform Services under the control of Household as to the result of such Services only and not as to the means by which such result is accomplished. Consultant shall not be entitled to participate in programs or benefits of Household. Consultant is not an agent of Household and has no authority whatsoever to bind Household by representations, contract or agreement of any kind. Consultant agrees to use reasonable care and judgment in rendering Services. Household assumes no responsibility for and Consultant shall indemnify, defend and hold Household harmless from any and all claims, damages, loss, or judgment of any kind for bodily injury, property damages, violation of this Agreement which result from Consultant's negligent or willful acts or omissions in the performance of Services under this Agreement. Consultant assumes no responsibility for and Household shall indemnify, defend and hold Consultant harmless from any and all claims, damages, loss or judgment of any kind for bodily injury or property damages, violations of this Agreement which result from Household's negligent or willful acts or omissions relating to the Services performed under this Agreement.

     8. TERMS AND TERMINATION. The term of this Agreement shall be from January 1, 1995 and remain in effect until December 31, 1995 unless otherwise terminated as provided hereunder. The parties may agree to extend the term of the Agreement upon the same terms and conditions, or upon such other terms and conditions, as the parties mutually agree in a writing signed by the authorized officers of each party. Failure to perform Services substantially in accordance with the terms of

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this Agreement shall be a default. Upon such default, Household shall give notice to Consultant, who shall have ten (10) days to correct such default. If the default is not cured, Household may immediately terminate this Agreement, without penalty. This Agreement shall be deemed terminated when no persons are performing Services hereunder, unless otherwise agreed. Household may terminate the Agreement on thirty (30) days prior written notice. Upon termination of this Agreement, for any reason, Consultant's obligations under Sections 2(d), 2 (e), 9 and 10 shall survive.

     9. CONFIDENTIALITY. As used in this Section, "Confidential Information" shall mean any technical or business information, process, system, experimental work, program, software, or trade secrets relating to the products, systems, equipment, services, sales, research or business of Household, or developed for Household, including the results of any Services; all documents marked or referred to as Confidential by Household; any of the foregoing received by Household from a third party, or under an agreement of confidentiality and any documents, plans, prints, tapes, disks and other material containing, evidencing or duplicating any of the foregoing, and any inventions, improvements, ideas, discoveries of a proprietary nature or with regard to the policies, procedures or plans of Household. Consultant agrees to hold in strict confidence and not to use or disclose to others (either before or after the termination of this Agreement) any Confidential Information, without the prior written consent of Household. All Confidential Information shall remain the property of Household. Upon demand at any time, Consultant shall deliver to Household all copies of Confidential Information which may be in Consusltant's possession or control. Consultant shall not make any press release or other public disclosure with respect to any Services without the prior written consent of Household. Consultant further agrees and understands that in the event Consultant or any of its administrators, trustors, trustees, beneficiaries, predecessors, successors, subsidiaries, principals, agents, servants, employees and/or representatives, including without limitation, their insurers, sureties and/or attorneys, breach its duty of confidentiality under this Agreement, Household shall be entitled to all remedies available at law or in equity, including but not limited to, Household's right to recover from Consultant any and all damages and/or losses incurred by Household as a result, direct or indirect from such breach of confidentiality.

     10. RIGHTS OF WORK PRODUCT. All inventions, improvements, discoveries, data, programs, written or electronically stored materials or ideas generated or originated by Consultant or received by Household in the scope of performing Services under this Agreement, are to be considered works made for hire as that term is defined in Section 101 of the Copyright Act (17 U.S.C. Section 1010) and shall be the sole and exclusive property of Household, without any further consideration paid to Consultant. All rights of Consultant with respect thereto to all patents, patent applications, designs and copyrights, trademarks, tradenames and

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convention and ?ther priority rights relating thereto are hereby assigned to
Household. Consultant agrees to promptly disclose in writing all such rights and give all reasonable assistance to enable Household to prepare and prosecute at Household's expense any United States or foreign application for patents, design or copyright registration that Household deems appropriate and execute all appropriate documents and assignments for such. Household shall have the sole right to determine the treatment of information received from Consultant, including but not limited to the right to keep the same as a trade secret, to use, disclose and publish the same without prior patent application or copyright registration and to file the same in its own name or to follow any other procedure which Household may deem appropriate.

     Consultant agrees that Household and any third party technical consultant authorized by Household may utilize all suggestions and improvements, whether written or oral, furnished by Consultant to Household in connection with this Agreement, and Consultant grants Household an unrestricted, irrevocable and royalty-free license to include the foregoing in software. Any such license shall be subject to the provisions of CONFIDENTIALITY of this Agreement.

     To the extent that any material produced under this Agreement may not be considered works made for hire, or to the extent that Paragraph (a) of this
Section is declared invalid either in substance or purpose, in whole or in part, Consultant hereby agrees to irrevocably transfer, grant, convey, assign, and relinquish exclusively to Household and all of the Consultant's right, title, and interest, including ownership of copyright and/or patent rights, to any material developed by Consultant under this Agreement without the necessity of further consideration. All right, title, and interest of every kind of nature, whether now known or unknown, in and to the copyrights, patents, ideas, creations created, written and developed by either Consultant or Household in the course of this project under and pursuant to this Agreement shall be the exclusive property of Household for any and all purposes and uses, and Consultant shall have no right, title, or interest of any kind or nature in or to such material. As part of this Agreement, Consultant agrees to do all things necessary to protect this assignment, including but not limited to executing an irrevocable assignment of its copyright and/or patent interest in the materials created and/or developed pursuant to this Agreement.

     Upon completion or other termination of this Agreement, Consultant shall deliver to Household all copies of any and all developed materials related or pertaining to this Agreement. Consultant shall have no right to disclose or use any of such products or materials for any purpose whatsoever.

     Consultant warrants that all persons performing services hereunder are employees of Consultant and the Services performed and work product thereof have been prepared by employees within the scope of their employment or if not employees, Consultant has received from such persons an assignment of copyright covering all Services preformed hereunder so that any work product resulting

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from Services, all vest in and be sole property of Household.

     The obligations imposed by this Section 10 shall remain in effect indefinitely and shall survive any termination of this Agreement.

     11.  EMPLOYMENT OF PERSONNEL. During the term of this Agreement and for one
(1) year thereafter; Consultant and Household (including subsidiaries and affiliates of either party) shall not employee or offer employment to any individual who is an employee of the other party, without the prior written consent of the other party, which may be withheld for any reason.

     12. INDEMNIFICATION. Consultant agrees to indemnify, defend, save and hold Household harmless from and against any and all claims, loss, damages, expense, liability or judgment (including reasonable attorneys' fees and costs) resulting from Services performed under this Agreement including but not limited to failure to hold any necessary license, permit or governmental authorization to conduct business, for the violation of applicable law, rule and regulations, for the violation of the representations of this Agreement and failure to hold adequate insurance. Consultant may obtain insurance naming Household as an additional insured.

     13. ASSIGNMENT. This Agreement is for personal services and may not be assigned or transferred by Consultant.

     14. NOTICES. All notices or other communications required to be given under this Agreement shall be in writing and shall be deemed to have been given or made when personally delivered, when delivered by facsimile or express courier or mailed to the parties at the address set forth below, postage prepaid, unless a different address is designated:

          If to Consultant:   ELIZABETH H. CAPERTON
                              KANBAY RESOURCES, INC.
                              6666 N.WESTERN AVE.
                              CHICAGO, IL 60645

          If to Household:    Household International, Inc.
                              2700 Sanders Road
                              Prospect Heights, IL 60070
                              Attn: General Counsel

          With copy to:       Household Financial Network
                              650 Academy Drive
                              Northbrook, IL 60062
                              Attn: Contract Administrator

     15. WAIVER. Failure of Household or Consultant to enforce rights hereunder shall not be deemed a waiver.

     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance of the laws of the State of Illinois.

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     17.  AVDERTISING RESTRAINT. Consultant agrees that it will not use the name, service marks, or trademarks of Household or of any of its affiliated companies or reveal the existence of this Agreement or the terms or conditions hereof in any written advertising, publicity release or sales representation, other than disclosure required by any governmental laws or regulations, without the express written consent of Household.

     18. AUDIT. Household may provide access to the materials and/or work product produced under this Agreement to any internal or external auditors or examiners of Household or its affiliates, subsidiaries, or parent corporation. In addition Consultant shall upon request and reasonable prior notice, provide to Household, or internal or external auditors or examiners of Household, copies of Consultant's books and records pertaining to the transactions contemplated hereunder.

     19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between Household and Consultant with respect to the Services to be provided. This Agreement may not be modified, amended, or waived in any manner except by a signed writing, executed by both parties. Should any provision(s) be ruled invalid by applicable legal authority, such provisions shall be to that extend deemed omitted and remaining terms of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on this 14th day of November, 1993.

                                              HOUSEHOLD INTERNATIONAL, INC.

                                              By: /s/ David B. Barany
                                                 -------------------------------
                                              Name: DAVID B. BARANY
                                                 -------------------------------
                                                  Authorized Representative


                                              Consultant: Kanbay Resources, Inc.
                                                          ----------------------
                                              By: /s/ Elizabeth H. Caperton
                                                 -------------------------------
                                                           (Signature)

                                                  Elizabeth H. Caperton
                                              ----------------------------------
                                                         (Name - Printed)

                                              Title: VICE PRESIDENT
                                                     ---------------------------

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

------------------------------------------
For Internal Kanbay Purposes Only:                                        CA No.

S.O. No. ________________                               Statement of Work No. --

     New Client                             Household P.O. No. _________________

     Extension

     Correction

     Add-On Sale
------------------------------------------



                                STATEMENT OF WORK
                                (PURCHASE ORDER)
                                       TO
                            MASTER SERVICES AGREEMENT


("KANBAY")                                                   ("HOUSEHOLD")
Kanbay Incorporated                                          Name:  Household International, Inc.
6400 Shafer Court, Suite 100                                 Address:
Rosemont, IL 60018
(847) 384-6100                                               Telephone Number:________________________________________

By:______________________________________________________    By:______________________________________________________
Print Name:______________________________________________    Print Name:______________________________________________
Title:___________________________________________________    Title:___________________________________________________
Date:____________________________________________________    Date:____________________________________________________


By signing above, the parties agree to the terms and conditions of this Statement of Work (a.k.a. Purchase Order) and to the terms and conditions of the Consulting Agreement between Household, Inc. ("Household" or "HI") and Kanbay Incorporated ("Kanbay"), effective _______, which by this reference is incorporated herein.

1.       SERVICES -
         [List Services.]



         The Services will be provided by the Kanbay resources identified below on a ________________ basis, at the following rates:

         [List Rates.]



         All changes to the scope of the Services provided under this Statement of Work must be in writing and signed by authorized representatives of the parties. Upon Household's request, Kanbay shall provide a good faith estimate of any additional time or charges associated with any requested change.

2. HOUSEHOLD'S RESPONSIBILITIES - Prior to and during the term of this Statement of Work, Household shall perform the following tasks:

         [List Household Responsibilities.]

3. ESTIMATED TIMETABLE FOR COMMENCEMENT AND COMPLETION OF SERVICES (INCLUDING PHASES, IF APPLICABLE) - Provided there are no changes to the project assumptions or the current plans as provided in Section 1, and the parties perform their respective responsibilities as provided herein, Kanbay currently estimates that the Services shall be completed approximately _____ after commencement of the Services, which is currently scheduled for _______________.

4. CONDITIONS OF ACCEPTANCE (IF ANY) BY HOUSEHOLD - All Services provided hereunder will be deemed accepted by Household _______________ after performance thereof unless Household notifies Kanbay, in writing and with a written list of discrepancies, that the Services are non-compliant with the terms of the Statement of Work. Household will promptly provide to Kanbay defect reports with documentation to support and assist in the correction process if any non-compliance is claimed by Household. Household will also provide reasonable assistance in remedying the defect, including, without limit, providing additional computer runs to duplicate the conditions at the time of error and allowing access to code and data files (if applicable). Kanbay will investigate and/or address any alleged non-compliance, and Household shall diligently review any fixes provided by Kanbay in response to Household's written list of non-compliant items. Unless Household notifies Kanbay in writing that said items are still non-compliant, said fixes shall be deemed accepted by Household ________ after the delivery of a fix for any non-compliant item or _______ following Household's receipt of written notification from Kanbay stating that the non-compliant item(s) are compliant.

5.       LOCATION OF PERFORMANCE OF WORK - [List Location of Performance of
         Work.]



6. FEES - Household shall pay Kanbay on a ______________ basis at the rates set forth in Section 1. The Services fees, as well as all expenses, shall be invoiced by Kanbay on a _______ basis for the immediately preceding invoice period. Each invoice shall be due and payable in _________ within _____ calendar days after receipt of such invoice.

7. ASSUMPTIONS - Kanbay and Household have worked cooperatively to define the scope of this project. In defining the foregoing, the parties assumed that certain elements or assumptions would be in effect throughout the term of the Statement of Work. The parties agree that, to the best of their knowledge, all relevant assumptions have been set forth below:

         [List Assumptions.]



         Any changed, incorrect or additional elements or assumptions may result in an increased cost to both of the parties.

                                STATEMENT OF WORK
                                                             SOW NO. ___________
                          ISSUED TO KANBAY INCORPORATED

         Pursuant to the Consulting Agreement (the "Agreement") between Kanbay Incorporated ("Kanbay") and Household International, Inc. ("Household"), containing an Effective Date of _______________, as extended by subsequent agreements, (which Agreement is incorporated herein by this reference), Household hereby orders from Kanbay the following:

1. TERM. The initial term of this Statement of Work shall be ____________ commencing on ________ (the "Effective Date") and shall expire on the ____________, unless earlier terminated or extended in accordance with the Agreement, as modified herein.

2.       SERVICES.  [List Services]





3.       DEFINITIONS.  [List Definitions]





4.       SERVICES/FEES - FIRST YEAR.  [List Services/Fees]





5.       SERVICES/FEES - SUBSEQUENT YEARS.  [List Services/Fees]





6. SPECIAL PROJECTS. Kanbay and Household agree that the fees set forth herein shall not apply to Kanbay's performance of special projects requested by Household that: (i) are outside the scope of the Services;
         (ii) require Kanbay to provide personnel possessing special skills distinct from those skills generally possessed by Kanbay personnel providing the Services under this Agreement; or (iii) require an increase in the number of either Onsite or Offshore Kanbay personnel (collectively, "Special Projects"). Special Projects performed on a _____________________ basis will be paid on _____ rates which shall be agreed upon ________. Household and Kanbay may also agree to perform Special Projects on a _________________________ basis. Unless otherwise agreed by the parties, Household shall pay Kanbay for the performance of Special Projects on a _________________ basis.

7. INVOICING. Kanbay shall invoice Household on _________________________ for the fees set forth above for: Services to be performed during that period; ________________________.

8.       PROJECT MANAGERS.
         (a) Kanbay shall assign a senior project manager (the "Kanbay Senior Client Engagement Manager") who shall, among other things,

                                      - 1 -

                                                       MASTER SERVICES AGREEMENT
                                                               STATEMENT OF WORK

         [list responsibilities]. The Kanbay Senior Client Engagement Manager shall work with the Household Project Manager on a frequent and informal basis.

         (b) Household shall assign a project manager ("Household Project Manager") to assist the Kanbay Client Engagement Manager in connection with the delivery of the Services. The Household Project Manager shall [list responsibilities].

9. STATUS REPORTS AND MEETINGS. _______ following the Effective Date, and every _______ thereafter, Kanbay shall provide Household with a written report setting forth the number of hours utilized by Household for the preceding _______ (the "Utilization Report"). In addition to the Utilization Report, Kanbay shall deliver to Household on a _______ basis a written report ("Status Report") summarizing Household's utilization of Kanbay resources, personnel assignments, and the status of various projects. Kanbay senior management and Household representatives shall hold meetings on a _______ basis to review the Status Report and Utilization Report, if applicable, and discuss ongoing performance and utilization issues, and planned or anticipated projects or changes. If any Utilization Report or Status Report reveals excessive under- or over-utilization of Kanbay personnel, the parties will negotiate in good faith an appropriate adjustment to the schedule of Services to be performed, number of FTE's to be utilized, and/or fees to be paid Kanbay for the Services.

10. Notwithstanding any terms in the Agreement to the contrary, this Statement of Work may be terminated by Household for its convenience ____________________________________________________.

11. Kanbay shall not make any unauthorized disclosure of or use any personal information of individual consumers which it receives from the other party or on the other party's behalf other than to carry out the purposes for which such information is received, Kanbay shall comply, to the extent applicable, with the requirements of the implementing regulations of Title V of the Gramm-Leach Bliley Act of 1999.

12. The parties hereto reaffirm the terms of Section 11 of the Agreement.



         This Statement of Work shall not be effective or binding on either party until accepted and executed by both parties.




HOUSEHOLD INTERNATIONAL, INC.                                KANBAY INCORPORATED


By:______________________________________________________    By:______________________________________________________
Name:____________________________________________________    Name:____________________________________________________
Title:___________________________________________________    Title:___________________________________________________
Dated:___________________________________________________    Dated:___________________________________________________


                                      - 2 -

                                                       MASTER SERVICES AGREEMENT
                                                               STATEMENT OF WORK

                          ADDENDUM TO STATEMENT OF WORK

                          ISSUED TO KANBAY INCORPORATED

This Addendum amends and modifies a certain Statement of Work, with an Effective Date of _______________ and having a _____________, by and between Kanbay Incorporated ("Kanbay") and Household International, Inc. ("Household").

Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Statement of Work.

--------------------------------------------------------------------------------



Except as amended above, all terms and conditions of the Statement of Work shall remain in full force and effect.




HOUSEHOLD INTERNATIONAL, INC.                                KANBAY INCORPORATED


By:______________________________________________________    By:______________________________________________________
Name:____________________________________________________    Name:____________________________________________________
Title:___________________________________________________    Title:___________________________________________________
Dated:___________________________________________________    Dated:___________________________________________________



------------------------------------------
For Internal Kanbay Purposes Only:            MSA No.

S.O. No. ________________                           SOW No. ____________________

|_|  New Client                                   P.O. No. _____________________

|_|  Extension

|_|  Correction

|_|  Add-On Sale
------------------------------------------



                                                 STATEMENT OF WORK
                                                        TO
                                             THE CONSULTING AGREEMENT



("KANBAY")                                                   (_____________)
Kanbay Europe Limited                                        Name:  _____________
Compass House, Vision Park, Histon                           Address:  _____________
Cambridge CB4 9AD                                            City, State Zip:  _____________
Telephone Number:    +44(0) 1223 257736                      Telephone Number:     _____________

By:_______________________________________________________   By:_______________________________________________________
Print Name:_______________________________________________   Print Name:_______________________________________________
Title:____________________________________________________   Title:____________________________________________________
Date:_____________________________________________________   Date:_____________________________________________________

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By signing above, the parties agree to the terms and conditions of this
Statement of Work (a.k.a. Purchase Order) and to the terms and conditions of the Consulting Agreement between Household International, Inc. (as well as its subsidiaries) and Kanbay Incorporated, dated November 14, 1994 (the
"Agreement), which by this reference is incorporated herein. For the convenience of contracting, the parties to this Statement of Work hereby acknowledge and agree to the terms and conditions of the Agreement, as subject to the express terms and conditions of this Statement of Work, as if each party to this Statement of Work executed the Agreement in the place of, and without reference to, their respective affiliated companies.

1.       SERVICES -

         [List Services.]

         All changes to the scope of the Services provided under this Statement of Work must be in writing and approved by both parties.

2.       LOCATION OF PERFORMANCE OF WORK -

         [List Location of Performance of Work.]

3.       FEES -

         [List Fees.]

4. Conditions of Acceptance (if any) by _____________ - All Services performed hereunder will be deemed accepted by _____________ after performance thereof unless ___________ notifies Kanbay in writing, and with a written list of discrepancies, that the Services are non-compliant with the terms of this Purchase Order.

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

                                    STATEMENT OF WORK  _________________________

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This statement of Work references Consulting Agreement between Kanbay and
Household International, Inc. on behalf of its subsidiaries and affiliates.


LAST NAME       FIRST NAME       MIDDLE NAME       VEN ID       START DATE       END DATE       VP       LOCATION       RATE
-----------------------------------------------------------------------------------------------------------------------------------


[List names]

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      CONSULTANTS WILL ONLY BE PAID FOR THE TIME PERIOD LISTED ON THIS FORM

Compensation will be based on the number of hours worked and renumerated on the basis of an hourly rate or negotiated amount to be determined for each individual assigned. No compensation is available for vacation, sick time, personal business, holidays, or any other non-project related time.

                            SERVICES TO BE PERFORMED

Consultant agrees to exercise reasonable diligence to perform the following services as required to complete the assigned task(s) in the agreed upon schedule. Consultant will be working under the direction of Household management.

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

           KANBAY, INC.                                      HOUSEHOLD INTERNATIONAL, INC.


BY:        ___________________________________    BY: _________________________________________

SIGNATURE: ___________________________________    SIGNATURE: __________________________________

TITLE:     ___________________________________    TITLE: ______________________________________

DATE:      ___________________________________    DATE: _______________________________________

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

FORM NAME:    ________________________________    SUBMITTED BY: ________________________________

LOG NUMBER:   ________________________________    STATUS:       ________________________________

DATE CREATED: ________________________________

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COMMENT HISTORY:


WORKFLOW HISTORY:

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

Decision                Reviewer List           Date Submitted          Date Reviewed


--------------------    --------------------    ---------------------   ---------------------


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

FIELD NAMES                 LABELS                         VALUES


[List field names]          [List labels]                  [List values]


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